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                                                                    EXHIBIT 23.5

                [McDANIEL & ASSOCIATES LETTERHEAD APPEARS HERE]


                   INDEPENDENT PETROLEUM ENGINEER'S CONSENT

We hereby consent to the incorporation by reference in the Proxy Statement of Southern Mineral Corporation, a Nevada corporation (the "Company"), and PetroCorp Incorporated and the registration statement on Form S-4 of PetroCorp Incorporated, a Texas Corporation, of the references to this firm and to its reports listed below for the Company's estimated Canadian proved reserves contained therein.

        1. Report of Canadian reserve estimates as of December 31, 1996

        2. Report of Canadian reserve estimates as of December 31, 1997

McDANIEL & ASSOCIATES CONSULTANTS LTD.

/s/ B. H. Emslie
------------------------
B. H. Emslie, P Eng.
Senior Vice President

Calgary, Alberta
Dated: January 25, 2001